EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-145301, 333-127751, 333-118034, 333-91671, 333-166791 and 333-176047)  of National Instruments Corporation of our reports dated February 19, 2013, with respect to the consolidated financial statements of National Instruments Corporation, and the effectiveness of internal control over financial reporting of National Instruments Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

Date: February 19, 2013	By:	/s/ Ernst & Young LLP
Austin, Texas